SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                               FIRST AMENDMENT TO

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                  March 1, 2001
                         -------------------------------
                         Date of Earliest Event Reported

                             Red Carpet Direct, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                    0-31925                33-0801238
    ------------------------------------------------------------------------
     (State or other juris-    (Commission File No.)   (IRS Employer ID No.)
    diction of incorporation)


                200 North Royal Ascot Drive, Las Vegas, NV 89144
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                  702-256-5055
                         -------------------------------
                         (Registrant's Telephone Number)

                    Consolidated International Telecom, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGE OF CONTROL OF REGISTRANT

     On March 13, 2001, HomeLife, Inc. purchased 2,400,000 shares of Red Carpet common stock, representing 80% of its issued and outstanding shares, from ASI Acquisition Corp. in consideration of the cancellation of a $250,000 note receivable. On May 8, 2001, HomeLife sold the shares of Red Carpet common stock which it had purchased to Multi-Marketing Concepts, Inc.

     Changes in Corporate Management

     On March 1, 2001,

+ The board of directors appointed Alfred A. Grant Jr. and Barry Blum to fill vacancies in the board of directors;

+ John Vilagi resigned from the board of directors and as an officer of the Company as of the close of business;

+    Karen Fowler  resigned from the board of directors and as an officer; and

+ the board of directors elected Mr. Grant, President and Mr. Blum, Secretary and Treasurer.

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On March 13, 2001, Red Carpet acquired 82% of the issued and outstanding stock of MaxAmerica Home Warranty, Inc., a Michigan corporation, for 1,000,000 of its shares of common stock. On May 8, 2001, the acquisition of MaxAmerica by Red Carpet was mutually rescinded as of the date of the stock purchase agreement due to the inability of MaxAmerica to provide audited financial statements on a timely basis.

ITEM 5 OTHER EVENTS

     Change of Name and Capital Structure

     On February 28, 2001, the stockholders of Consolidated International Telecom, Inc. (the former name of Red Carpet) stockholders resolved to amend the articles of incorporation to change its name to Red Carpet Direct, Inc., to increase the number of authorized shares of common stock from 10,000,000 shares to 50,000,000 shares and to change the par value of its authorized 100,000 of preferred stock from no par value to $.001 par value per share. These amendments to the articles of incorporation were filed with the Secretary of State of Nevada on March 1, 2001.

     On March 1, 2001, Red Carpet forward split the number of issued and outstanding shares of common stock 3:1. Thus, the issued and outstanding shares of common stock increased to 3,000,000 shares from 1,000,000 shares. This action increased Red Carpet's free trading shares of common stock from 200,000 to 600,000 shares.

     On May 10, 2001, Red Carpet forward split its outstanding shares 2 for 1 increasing its outstanding common stock to 6,000,000 shares and its free trading shares from 600,000 to 1,200,000 shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit:

     Certificate of Amendment dated March 1, 2001, of Consolidated International Telecom, Inc. which changed its name to Red Carpet Direct, Inc., increased its common stock to 50,000,000 shares, $.001 par value per share and changed the 100,000 shares of preferred stock from no par value to $.001 par value per share.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Red Carpet Direct, Inc.

                                    By: /s/  Alfred A. Grant Jr.
                                    ---------------------------
                                        Alfred A. Grant Jr.,
                                        President


Date:  May 29, 2001






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EXHIBIT

Filed # C8744-98
MAR 01 2001

BY THE ORDER OF
DEAN KELLER SECRETARY OF STATE

              Certificate of Amendment of Articles of Incorporation
                            (After Issuance of Stock)

                    Consolidated International Telecom, Inc.

     We the undersigned Alfred A. Grant Jr., President and Barry Blum, Secretary of Consolidated International Telecom, Inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 26th day of February, 2001, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows:

                                    ARTICLE I

                             Red Carpet Direct, Inc.

     Article IV is hereby amended to read as follows:

                                   ARTICLE IV

     This Corporation shall have the authority to issue 2 classes of capital stock the total of which shall be 50,100,000 shares. The classification and par value of 50,000,000 shares shall be common voting stock having a par value of
$.001  each  share,   each  share  shall  be  entitled  to  the  same  dividend, liquidation, and voting rights; the classification and par value of 100,000 shares shall be preferred stock with a par value of $.001 each share, said preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued with out further approval of the shareholders.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote o the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Afred A. Grant Jr.
-----------------------
President

/s/Barry Blum
-----------------------
Secretary